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                                                                  Execution Copy
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                              SETTLEMENT AGREEMENT

      SETTLEMENT AGREEMENT (the "Agreement") dated as of July 2, 2004 by and between INNOVATIVE SOFTWARE TECHNOLOGIES, INC., a California corporation, JAMES
R. GARN and ETHAN A. WILLIS, both individuals, and ETHAN AND RANDY, LC, a Utah limited liability company, ("E & R").

                                    RECITALS

      A. INNOVATIVE SOFTWARE TECHNOLOGIES, INC., including its subsidiary, ENERGY PROFESSIONAL MARKETING GROUP CORPORATION (collectively "IST"), engage in the business of marketing technology, business-to-consumer informational software solutions and consulting services, and training applications in areas such as personal finance, business development and financing for small to mid-size companies and related matters.

      B. James R. Garn and Ethan A. Willis (the "Principals"), who have engaged in activities similar to IST's business for more than five years, sold all of the outstanding stock of ENERGY PROFESSIONAL MARKETING GROUP CORPORATION ("EPMG") to IST pursuant to a Stock Purchase Agreement dated December 31, 2001.

      C. The consideration for such sale was the issuance and delivery of an aggregate of 1,500,000 shares of IST Series A Preferred Stock and 3,529,412 shares of IST common stock.

      D. The Principals have since asserted a number of claims against IST and its president and former chairman with respect to IST's acquisition of EPMG, all of which are denied by IST and its president.


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

      E. In order to resolve their differences, the Principals have agreed to return to IST all shares of IST stock currently owned by the Principals, and pursuant to paragraph 2 below, IST will release and disclaim competition and solicitation restrictions so that E & R and their Related Persons and affiliates are free to engage in the business previously engaged in by them.

                                   WITNESSETH

      In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.    Terms of Settlement.

      Subject to the conditions and upon the terms set forth in this Agreement, E & R hereby assigns and returns to IST all of the IST stock owned by E & R and the Principals, consisting of 1,200,500 shares of Series A Preferred Stock, 80,000 shares of Series B Preferred Stock and 6,784,762 shares of Common Stock (the "Principals' Stock"),

2.    Deliveries at Closing.

      The Closing of the Transactions (including assignments, transfers, deliveries and related events) has been held on the date hereof and shall be deemed to be effective as of the close of business on June 26, 2004 ("the Settlement Date") at the offices of Holme Roberts & Owen LLP in Salt Lake City, Utah. Any prorations or allocations among the parties hereto which are prescribed by this Agreement shall be made as of the Settlement Date. At the
Closing:

            (a) E & R has delivered to IST certificates representing all of the shares of the Principals' Stock described in paragraph 1 above, duly endorsed in favor of IST or accompanied by one or more properly endorsed stock powers.


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

            (b) IST has delivered and transferred to E & R (i) the EPMG card services, Discover, American Express and Echo merchant accounts, including their associated reserves and the associated EPMG bank accounts at First Regional Bank and Zion's Bank (subject to receiving the necessary consents), in accordance with the Exhibit A attached hereto; (ii) the fixed assets of EPMG located in Utah described in Exhibit B attached hereto; (iii) the CMS and WebBuilder software code comprising the database management system, the website builder and the real estate module; and (iv) joint ownership (together with IST) of all confidential information and intangible property utilized by EPMG in serving its existing and future clients; provided that statements that are subject to the attorney-client privilege of the Principals and their affiliates and each asset listed on Exhibit B hereto are confidential and proprietary to E&R; and provided further, that EPMG has received from E & R a perpetual license to use the January 1, 2004 version of the CMS and WebBuilder software for internal usage and certain other rights that are further described in the License Agreement attached hereto as Exhibit C. For purposes of clause (iv) of this paragraph 2(b), "intangible property" will not include causes of action, legal claims or rights against third parties, trademark rights and trade names, and accounts receivable and other rights to receive payment. To the extent of any conflict between the preceding sentence and Exhibit B, the parties agree that Exhibit B shall control.

            (c) E & R and IST shall take the following actions with respect to customer service and coaching session obligations:

                  (i) E & R hereby assumes responsibility to provide for fulfillment to all existing customer service and coaching session obligations related to EPMG and to provide for web hosting for all current EPMG website hosting customers, the payment of all returns and allowances (including associated refunds and chargebacks) for existing and former customers of EPMG plus customers engaged by IST Kansas City prior to February 1, 2004 (provided that E & R shall have no liability for refunds, returns or allowances on IST sales that were originally processed through a merchant credit card account that has not been transferred to E & R under paragraph 2(b) above). E & R will receive from IST all EPMG customer data that is required to fulfill these services.


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                  (ii) In exchange for this commitment by E & R, IST has paid to
E & R $300,000 in cash on the date hereof and hereby assigns and delivers to E & R the on going monthly web hosting related subscription services revenue. IST will also pay to E & R a fee in the amount of $125,000 payable monthly in twelve equal payments of 10,416.67 with the first payment due August 1, 2004.

                  (iii) The obligation of E & R will continue for as long as IST is not in breach or violation of this Agreement and such breach remains uncured for a period of 14 calendar days after E & R delivers notice of the breach to IST (which notice shall specify the nature of the breach).

                  (iv) IST will expend reasonable efforts to assist in a smooth transition of the existing customers of EPMG to E & R and affirms that IST and its affiliates do not own any lead data provided by third-party lead sources who have provided leads to EPMG. IST will satisfy its contractual obligations with its lead providers, although E&R will indemnify IST and EPMG against any liabilities suffered by IST or EPMG under contracts with lead providers by reason of IST's or EPMG's delivery of lead data to E&R pursuant to this Agreement without the consent of such lead providers (except that E&R will have fourteen (14) days from the date hereof to obtain all necessary consents from such lead providers, and the foregoing indemnification shall only apply to lead providers for whom consents are not obtained within said 14-day period). For a period of 120 days after the date hereof, IST and its affiliates will not (either directly or indirectly through the use of associates) market to those EPMG customers who are currently engaged in coaching sessions and who have purchased such coaching sessions during the one-year period prior to the date hereof, as listed on Exhibit D hereto (the "Restricted Customers").


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

            (d) E & R confirms that ESI, Inc. has issued to IST a credit memo for $251,846 which reduces the amount due to ESI, Inc. from IST.

            (e) IST has paid the following:

                  (i) $400,000 in cash client reserves to the clients (the "Designated Clients") specified on Exhibit E hereto; and

                  (ii) to each of James R. Garn and Ethan A. Willis $183,333 as full payment of bonuses due them for their services to IST in the past.

                  (iii) IST has paid one-half of the $50,000 bonus payable to David Bird (with E&R having paid the other half).

            (f) E & R and IST have executed and delivered Product/Leads Agreements in the forms attached as Exhibits F and G, respectively.

            (g) IST hereby releases and waives any rights it or its affiliates may have that restrict the solicitation of customers or competition of current and former employees of EPMG. E & R intends to cause an affiliated entity to offer to hire EPMG employees effective as of the Settlement Date. E & R assumes all employee related expenses incurred by EPMG after the Settlement Date with respect to those EPMG employees who accept employment with the E&R affiliate. EPMG will comply with all applicable employment laws and regulations (including those relating to the payment of wages, benefits and other employee-related expenses) and historical company practices for liabilities accruing through the Settlement Date relating to the EPMG employees who accept employment with E & R's affiliate.


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            (h) IST, E & R, Ethan Willis, and Randy Garn have all entered into a mutual releases in the form attached as Exhibit H hereto.

            (i) IST has delivered to E & R a copy of the resolutions of the board of directors of IST, certified as accurate by a duly authorized IST officer, approving and ratifying the execution of this Agreement by IST and the performance of IST of its obligations set forth herein.

      Except as provided herein, all such documents, deliveries, assignments and transfers (i) are free and clear of all liens and encumbrances, and (ii) are in form and substance satisfactory to counsel for IST and E & R, as appropriate. All of the foregoing payments, deliveries, assignments and transfers shall be deemed to have occurred simultaneously as of the Settlement Date.

3.    Representations and Warranties of IST.

      IST represents and warrants to, and covenants to and for the benefit of, E & R, that the following statements are true, correct and complete:


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

      3.1 Organization and Good Standing. IST is a corporation duly organized, validly existing and in good standing under the laws of California, with full corporate power to perform all of its obligations under this Agreement. IST is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, require such qualification.

      3.2 Authority; No Conflict. This Agreement constitutes the legal, valid and binding obligation of IST, enforceable against it in accordance with its terms. IST has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations under it. IST is not required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the performance of the Transactions.

      3.3 Legal Proceedings. To IST's Knowledge, except as described in IST's filings with the U.S. Securities and Exchange Commission: (a) there is no pending Proceeding that (1) has been commenced by or against IST; or (2) challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Transactions; (b) no such Proceeding has been Threatened; and (c) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. IST has delivered to E & R copies of all pleadings, correspondence, and other documents relating to each Proceeding now affecting IST.


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

3.4   Financial Statements.

            (a) The financial statements of IST (hereinafter collectively called the "Financial Statements"), as filed with the United States Securities and Exchange Commission on or as of the dates set forth below, are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of the Company as at their respective dates and the results of its operations for the periods covered thereby: (i) the audited consolidated balance sheet of IST and its subsidiaries as of December 31, 2003, and the related consolidated statements of earnings and source and application of funds for the year then ended; and (ii) an unaudited balance sheet of IST as of March 31, 2004 and the related statements of earnings and source and application of funds for the three months then ended. The Financial Statements include all adjustments (which consist only of normal recurring accruals) necessary for fair presentations.

            (b) Absence of Undisclosed Liabilities. Except as and to the extent reflected in or reserved against on the face of IST's March 31, 2004 Balance Sheet, to IST's Knowledge, IST has no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, except for liabilities and obligations incurred in the Ordinary Course of Business, none of which is material, or liabilities or obligations incurred by or at the direction of Ethan Willis or Randy Garn;


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

            (c) Absence of Changes or Events. Except as specifically contemplated by this Agreement or except as included in IST's filings with the Securities and Exchange Commission, since March 31, 2004, IST has conducted its business only in the ordinary course consistent with its prior practices and, except for matters and events that will have no effect on its business or prospects, has not:

                  (i) declared or made any distribution to its shareholders or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any capital or equity interest in the Company;

                  (ii) experience any damage to or destruction or loss of any material asset or property of IST, whether or not covered by insurance;

      3.5 Taxes. To IST's Knowledge, IST has paid or made provision for the payment of all taxes that have or may become due pursuant to all tax returns due on or before the date hereof. The charges, accruals and reserves with respect to taxes on the Financial Statements are adequate.

      3.6 Title to Assets. At the date hereof, IST has good and valid title to all of the assets transferred to E & R, free and clear of all liens, claims and encumbrances. Upon the closing, as contemplated hereby, E & R will receive good and valid title to the assets transferred to E & R, free and clear of all liens, claims and encumbrances attributable to IST. Notwithstanding the foregoing, the assets transferred to E & R are "as is" and with no warranties of any type or kind, including without limitation warranties of merchantability or fitness for a particular purpose.

      3.7 Brokers or Finders. IST has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


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

      3.8 Disclosure. No representation, warranty or covenant by IST contained in this Agreement, nor any written statement or certificate furnished or to be furnished by IST to E & R in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein or therein not misleading.

      3.9 E & R's Representations and Warranties. IST has no Knowledge of any fact, event, circumstance, or condition that would constitute, either currently or with the passage of time, a breach of any representation, warranty, or covenant of E & R under this Agreement.

      3.10 Kansas City Assets. IST acknowledges that it is responsible for all costs, expenditures, leases and other obligations incurred at or with respect to the operations and activities of IST and its Representatives at or with respect to its Kansas City facilities, including all costs, refunds, returns, allowances, expenses and other obligations related to employees, consultants and agents who are working there immediately prior to the Closing, except that the obligations of E & R under paragraph 2(c) above will apply to any sales made by IST. IST will be entitled to all revenues, rights, interests, and other benefits from such operations.

      3.11 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which a party is subject or any provision of its charter or other organization documents or bylaws.


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

4.    Representations and Warranties of E & R

      E & R represents and warrants to IST as follows:

      4.1 Authority; No Conflict.

            (a) Each Principal is an individual residing in the State of Utah, U.S.A.

            (b) This Agreement constitutes the legal, valid, and binding obligation of E & R, enforceable against E & R in accordance with its terms. E & R has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the documents referred to herein and to perform its obligations under each of them.

            (c) Neither the execution and delivery of this Agreement, nor the consummation or performance of the Transactions by E & R, will contravene, conflict with or result in a violation of any Governmental Requirement, Material Contract or Organizational Document applicable to E & R, or give any Person the right to prevent, delay, or otherwise interfere with the Transactions pursuant to:

                  (i) any Legal Requirement or Order to which E & R may be subject; or

                  (ii) any contract to which E & R is a party or by which a Principal may be bound.

      E & R will not be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Transactions.

      4.2 Certain Proceedings. There is no Threatened Proceeding that has been commenced against E & R or either Principal that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Contemplated Transaction.


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      4.3 Brokers or Finders. E & R has incurred no obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other similar payments in connection with this Agreement.

      4.4 Title to Principals' Stock. At the date hereof, E & R, or the Principals, as the case may be, will have good and valid title to all of the Principals' Stock, free and clear of all liens, claims and encumbrances. Upon the closing, as contemplated hereby, IST will receive good and valid title to the Principals' Stock, free and clear of all liens, claims and encumbrances attributable to E & R or the Principals. Other than the Principals' Stock, none of the Principals, Private Mentoring Group, Inc., or ESI, Inc. beneficially own any equity securities issued of IST.

      4.5 IST's Representations and Warranties. Except as set forth on Exhibit I hereto, or for matters referenced in the Recitals to this Agreement, neither the Principals nor E & R have any Knowledge of any fact, event, circumstance, or condition that would constitute, either currently or with the passage of time, a breach of any representation, warranty, or covenant of IST under this Agreement.

      4.6 Compliance with Legal Requirements and Contracts. To the Principals' Knowledge, the Principals have at all times, as employees, directors, officers or agents of the Company, complied in all material respects with all applicable Legal Requirements relating to IST's business and operations of EPMG.


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      4.7 Disclosure. No representation, warranty or covenant by E & R contained in this Agreement, nor any written statement or certificate furnished or to be furnished by E & R to IST in connection herewith or pursuant hereto, contains any untrue statement of a material fact, or omits to state any material fact required to make the statements herein or therein not misleading.

5.    Covenants of Parties

      5.1 Approvals of Governmental Bodies. Each party will, and will cause each Related Person to, cooperate with all other parties with respect to all filings and consents that either party is required by Legal Requirements to make in connection with the Transactions, but this provision will not require any party to dispose of or make any change in any portion of its business or to incur any financial burden.

      5.2 Access to Records. After the Closing, for good cause shown E & R and IST will, upon at least five (5) days advance notice, provide the Representatives of a party with access to such financial records of IST or EPMG (or records relating to EPMG customers or sales) which, is reasonably necessary to enable a party to complete any financial audit, complete and make filings required by law, determine any tax liability, or otherwise comply with any Legal Requirement or defend any legal action.

      5.3 Transactions.

            (a) Except for payments to the Designated Clients, IST will pay all of its client reserves existing as of the date hereof in accordance with the (i) existing contracts between IST and its Clients, or if none (ii) any historical practice of IST that has been consistently applied and documented; provided, that if E & R has not delivered to IST as of the date hereof copies of all lead contracts between IST and/or EPMG (on the one hand) and their clients (on the other hand), as well as documentation regarding IST's and/or EPMG's historical practice of paying client reserves, then IST will not be responsible for its failure to pay client reserves in accordance with any such contract or historical practice with which it is not aware.


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            (b) IST covenants and agrees that it will pay all accrued
liabilities as of the date of Closing that are due and owing to employees, clients, customers, service providers and vendors arising from sales made prior to the Closing for which payment has been received by EPMG prior to the Closing, excluding any accrued liabilities which are being contested by EPMG in good faith and accrued liabilities that are subject to offset. Concurrently with the execution of this Agreement, IST and E & R shall jointly execute instruction letters to Zions National Bank and First Regional Bank regarding the payment of certain payables, including the amounts described in paragraphs 2(c)(ii) and 2(e).

            (c) EPMG is entitled to all revenues and benefits from all sales made by EPMG prior to the Settlement Date , including sales that, as of the Settlement Date , have been authorized, are in process, or are awaiting settlement under applicable credit card arrangements. If E & R or its affiliates receives the proceeds of any such sale, then E & R will immediately deliver such proceeds to IST. Similarly, if IST or its affiliates receives proceeds of sales by E & R (including its affiliates) after the Settlement Date, then IST will immediately deliver such proceeds to E & R. In addition, E&R will reimburse EPMG for all EPMG expenses incurred in the ordinary course of business that accrue between the Settlement Date and the date of Closing, unless EPMG is otherwise relieved of such liability. IST and E&R will work together in good faith to reconcile all sales and expense allocations prescribed by this paragraph, and the parties agree to cooperate to prepare a weekly reconciliation report and make any required refunds or reimbursements on a weekly basis.


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      5.4 SEC Filings. Promptly after the Closing IST will file with the
Securities and Exchange Commission a Form 8-K (or other appropriate filing) which accurately described the terms hereof and the transactions.

      5.5 Abandonment. Upon request by E & R, IST will deliver a notice to E & R to the effect that IST has relinquished and ceded to E & R any right to utilize any lead data existing as of the Settlement Date that has been provided to EPMG by third-party lead sources on or prior to the Settlement Date. In addition, for a six-month period following the Closing, neither of IST or EPMG will solicit or market to any of the lead providers listed on Exhibit K hereto (the "Restricted Lead Providers"). It shall not be a breach of the foregoing sentence if IST or its affiliates acquires (through merger, stock purchase, asset purchase, or similar transaction) any business that, on or before the date of such acquisition, obtained leads from any of the Restricted Lead Providers, so long as such acquisition does not take place within the first four months following Closing. Notwithstanding the foregoing, IST will at all times continue to have the right to receive leads from Preforeclosure.com, Foreclosure World, Real Estate Toolkit, Fast Cash, Foreclosurenet.net, and Nightingale Connant.

      5.6 Utah Leases. E & R will assume the leases of property located in Utah that are described on Exhibit J attached hereto.

      5.7 Cooperation. E & R and the Principals will cooperate with IST in good faith in connection with ascertaining the fair market value of the Principals' Stock and the assets transferred hereunder to E & R.


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

6.    Indemnification: Remedies

      6.1 Survival. Except as provided in paragraph 6.5, all representations, warranties, covenants, and obligations in this Agreement, will survive the Closing only until December 31, 2005.

      6.2 Indemnification and Payment of Damages by IST. IST shall indemnify and hold harmless E & R and its Representatives for, and shall pay to E & R and its Representatives the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages) or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (i) any breach of any representation or warranty made by IST in this Agreement or in any certificate delivered by IST pursuant to this Agreement, and (ii) any breach by IST of any covenant or obligation of IST in this Agreement, and (iii) the failure of IST to perform any of the obligations assumed by IST pursuant to this Agreement, including pursuant to Article 2 hereof.

      6.3 Indemnification and Payment of Damages by E & R. E & R shall indemnify and hold harmless IST and its Representatives, and shall pay IST and its Representatives, for the amount of any Damages arising, directly or indirectly, from or in connection with (i) any breach of any representation or warranty made by E & R in this Agreement or in any certificate delivered by E & R pursuant to this Agreement, and (ii) any breach by E & R of any covenant or obligation of E & R in this Agreement, and (iii) the failure of E & R to perform any of the obligations assumed by E & R pursuant to Agreement, including pursuant to
Article 2 hereof.


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

      6.4 Remedies; Specific Performance. The remedies provided in this paragraph 6 will be the exclusive remedy with respect to the matters described in paragraphs 6.2 and 6.3 hereof, except IST and E & R shall each have the right to seek specific performance with respect to the Transactions.

      6.5 Time Limitations. Except as provided below, IST and E & R will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before December 31, 2005, the aggrieved party notifies the other party of a claim specifying the factual basis of that claim in reasonable detail. The exceptions to the preceding sentence shall be representations, warranties, covenants or obligations related to stock ownership, taxes, ERISA and environmental issues; these exceptions will continue in effect for the terms of the relevant statutes of limitations, including extensions.

      6.6 Limitations on Amount. Neither IST nor E & R will have any liability (for indemnification or otherwise) with respect to the matters described in paragraph 6 until the total of all Damages with respect to such matter exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. In no event shall the aggregate amount of Damages for which either E & R or IST (including their Representatives and Affiliates, taken collectively), have the right to seek indemnification from the other party in excess of $675,000.

      6.7 Procedure for Indemnification--Third Party Claims.

            (a) Promptly after receipt by an indemnified party under paragraph 6 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such paragraph, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.


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

            (b) If any Proceeding referred to in paragraph 6 is brought against an indemnified party and the indemnified party gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless (i) the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this paragraph 6 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.


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

            (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

      6.8 Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice as provided herein to the party from whom indemnification is sought.

7.    General Provisions

      7.1 Expenses. Each party to this Agreement will bear its expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of a party arising from a breach of this Agreement by another party.

      7.2 Public Announcements. The parties will promptly make a public announcement with respect to the Transactions.

      7.3 Confidentiality. In connection with their business operations, each of IST and E & R may have disclosed all or a portion of its Confidential Information to another party. Each of E & R and IST shall cause its officers, directors, members, agents and Representatives to hold in trust and confidence, and shall not use or permit the use of, the Confidential Information of each other party (including their affiliates). The undertakings and obligations of the parties under this paragraph 7.3 shall not apply to any Confidential Information of the other party that the receiving party can show (i) is or becomes disclosed within the public domain through no fault of the receiving party, (ii) is disclosed to a third party by the disclosing party without restriction on such party, (iii) is approved for release by written authorization of the disclosing party, (iv) is developed independently by a Representative of the receiving party that does not have access to the Confidential Information, (v) becomes known to the receiving party from a source other than the disclosing party through no breach of any obligation of confidentiality, or (vi) must be disclosed by the receiving party under subpoena or other governmental compulsion.

      7.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

 IST:                                  Innovative Software Technologies, Inc.
                                       204 N.W. Platte Valley Drive
                                       Riverside, MO  64150

 Attention:                            Curt P. Creely
                                       Senior Counsel
                                       Foley & Lardner LLP
                                       100 N. Tampa Street, Suite 2700
                                       Tampa, FL  33602
                                       (not to be considered as notice)

 E & R (and Company after the          5072 North 300 West
 Closing):                             Provo, UT  84604

      with a copy to: J. Gordon Hansen Holme Roberts & Owen LLP 299 South Main Street, Suite 1800 Salt Lake City, UT 84111 (not to be considered as notice)

7.5   Remedies.

            (a) Dispute Resolution. If the Closing has occurred and there is a controversy, claim or dispute (a "Dispute") under this Agreement, the disagreeing parties shall promptly meet with one another and diligently attempt to resolve their disagreements. If they are unable to do so, then any party to the Dispute may notify each other party that a Dispute exists (a "Notice of Dispute").

            (b) Mediation. If the dispute has not been resolved by negotiation within twenty days of the delivery of a Notice of Dispute, the parties shall endeavor to settle the dispute by mediation under the then current CPR Model Mediation Procedure for Business Disputes ("CPR Rules") or the comparable provisions of the American Arbitration Association ("AAA Rules") as the parties determine. Unless otherwise agreed, the parties shall agree upon a mediator or, if they cannot agree upon a mediator within five days of commencement of the mediation procedure, then they shall select a mediator pursuant to the CPR or AAA Rules, as appropriate. Expenses of mediation shall be divided equally between the parties to the Dispute.

            (c) Arbitration.

                  (i) Assuming the inability of the parties to resolve their differences as provided in subparagraphs (a) and (b), the Dispute (including any question as to whether or not any Dispute falls within the terms of this paragraph or the selection of an arbitrator) shall be settled by arbitration in Salt Lake City, Utah in accordance with the CPR Rules, by a single arbitrator mutually acceptable to the parties, or by the comparable AAA Rules, as the parties shall agree, or as designated by the initiating party. Any party may initiate arbitration from and after 60 days following the delivery of a Notice of Dispute if the dispute has not then been settled by negotiation or mediation. The arbitration procedure shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16, and the award rendered by the arbitrator shall be final and binding on the parties and may be entered in any court having jurisdiction thereof.

                  (ii) Each party shall have discovery rights as provided by the Federal Rules of Civil Procedure; provided, however, that all such discovery shall be commenced and concluded within forty-five (45) days of the initiation of arbitration.

                  (iii) It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable. Unless the parties otherwise agree, once commenced, the hearing on the disputed matters shall be held at least four days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m. The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five business days after closure of the proceedings. Failure of the arbitrator to meet the time limits of this paragraph 7.5(c) shall not be a basis for challenging the award. The parties shall maintain as confidential the existence and result of the mediation and arbitration.

                  (iv) The arbitrator may instruct the non-prevailing party to pay all costs of the proceedings, including the fees and expenses of the arbitrator and the reasonable attorneys' fees and expenses of the prevailing party, but only if the prevailing party shall have complied with the provisions of subparagraphs (a) and (b). In the absence of such instruction, the parties shall bear their own costs and share equally the fees and expenses of the arbitrator.

            (d) Ancillary Proceedings. Any legal proceeding instituted to enforce an arbitration award hereunder may be brought in a court of competent jurisdiction (either state or federal) in Salt Lake City or Provo, Utah. Each party hereby submits to personal jurisdiction in either location, irrevocably waives any objection as to venue, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum. Nothing herein shall be construed to prevent any party from seeking equitable relief in such courts to restrain or prohibit any breach or threatened breach of any covenant of a party set forth in this Agreement, whether or not the parties have first sought to resolve the dispute through negotiation, mediation or arbitration.

      7.6 Further Assurances. The parties will (i) furnish upon request to each other such further information, (ii) execute and deliver to each such other documents, and (iii) perform such other acts and things, all as the other party may reasonably request (and without delivery of additional consideration) for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement. To the extent reasonably required, after Closing, IST shall permit E & R access to the pertinent parts of any Company records (including audit work papers) which are not delivered to E & R at Closing.

      7.7 Waiver. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      7.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and, including the Disclosure Schedules, Exhibits and other documents referred to in this Agreement, constitutes the complete and exclusive statement of the terms of the Agreement with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      7.9 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights or obligations under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      7.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      7.11 Construction. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      7.12 Governing Law. This Agreement will be governed by the laws of the State of Utah, without regard to its conflicts of laws principles.

      7.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

8.    Definitions.

      For purposes of this Agreement the following terms have the meanings specified or referred to in this paragraph 8:

      "Closing" - as defined in paragraph 1 above.

      "Closing Date" - the date first above shown.

      "Confidential Information" - all research, products, services, developments, components, parts, documents, information, drawings, processes, electronic files, data, business plans, programs, specifications, techniques, processes, tradesecrets, inventions, know-how, business plans, marketing and financial information, employee information, and other information of a secret, confidential or proprietary nature which has been developed by or for the benefit of a party. The Confidential Information of E&R shall include its proprietary interest in, and access to, existing EPMG lead data and e-mail messages written to or from EPMG employees, subject to paragraph 5.2 hereof. A party's Confidential Information shall include such portions of the Confidential Information of another party as shall be transferred to the transferee party pursuant to the terms of this Agreement.

      "Damages" - as defined in paragraph 6 above.

      "Designated Clients" - as defined in paragraph 2(f)(ii) above.

      "Dispute" - as defined in paragraph 7.5(a) above.

      "Financial Statements" - as defined in paragraph 3.3 above.

      "Governmental Authorization" - any approval, consent, license, permit, waiver, or other authorization issued, granted, or otherwise made available by or under the authority of any governmental body or pursuant to any Legal Requirement.

      "Knowledge" - an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter.

      A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any of the following individual has, or at any time had, actual Knowledge of such fact or other matter: The Persons are William Chipman, Christopher J. Floyd, Shane Hackett, Pete Justin, Linda Kerecman, Will Leatham, and Pete Peterson for IST and the Principals for E & R.

      "Legal Requirement" - any federal, state, local, foreign, or other administrative order, law, ordinance, regulation, statute, or treaty.

      "Notice of Dispute" - as defined in paragraph 7.5(a) above.

      "Order" - any award, decision, injunction, judgment, order, ruling, or verdict entered, issued, made, or rendered by any court, administrative agency, or other governmental body or by any arbitrator.

      "Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the governing board of such Person and is not required to be specifically authorized by the parent company (if any) of such Person.

      "Person" - any individual, corporation, general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, labor union, or other entity or governmental body.

      "Principals" - as defined in paragraph B of the Recitals.

      "Principals' Stock" - as defined in paragraph 1 above.

      "Proceeding" - any legal action, arbitration, audit, investigation, or litigation, commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

      "Related Person" - with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or members of such individual's Family;
(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

      With respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (d) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c).

      For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural Person who is related to the individual or the individual's spouse within the second degree of consanguinity, and (iv) any other natural Person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

      "Representative" - with respect to a particular Person, any director, officer, employee, agent, advisor, or other representative of such Person.

      "Settlement Date" - is defined in the introductory portion of paragraph 2

      "Threatened" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

      "Transactions" - all of the transactions contemplated by this Agreement, including: (a) the transfer to IST of the shares described in paragraph 1, (b) the performance of E & R and IST of their respective covenants and obligations under this Agreement; and (c) the parties performance of the various covenants set forth herein. IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above. IST: E & R:

INNOVATIVE SOFTWARE TECHNOLOGIES, INC.,      ETHAN AND RANDY, LC,
a California corporation                     a Utah limited liability company

By: /s/ Douglas S. Hackett                   By:  /s/ Ethan A. Willis
    ------------------------------                ------------------------------
Name:   Douglas S. Hackett                   Name:    Ethan A. Willis
Title:  Chief Executive Officer              Title:

JOINDER FOR PURPOSES ONLY OF ANY INDIVIDUAL OBLIGATION OF THE
PRINCIPALS NAMED BELOW.


By:        /s/ James R. Garn                    By:      /s/ Ethan A. Willis
           ---------------------                         -----------------------
Name:      James R. Garn                        Name:    Ethan A. Willis
           ---------------------                         -----------------------

* Exhibits D, E, and K are omitted, and the registrant agrees that it will furnish supplementally a copy of such exhibits to the Commission upon the Commission's request.

                                   EXHIBIT "A"

1. First Regional Bank Account Numbers 775209836 (pledged as security for Electronic Clearing House (ECHO) Account Numbers: 801-3710755; 801-3710756; 801-3710757; and 801-3710758) and 775113561)

2.    Card Services Merchant Account Number 2671-2125-5884

3.    Discover Merchant Account Number 6011-0130-4825-266

4.    American Express Merchant Account Number 543-001-497-7

5.    Zions National Bank Account Number 041032301


                                   EXHIBIT "B"

NAME                       DESCRIPTION                                                 QTY
-------------------------------------------------------------------------------------------
Server CRT Monitors                                                                       3
-------------------------------------------------------------------------------------------
Desktop Computers Etc      Each Monitors, CPU's, Keyboards, Mouse, Some are              99
                           old and mostly parts
-------------------------------------------------------------------------------------------
Firewalls Etc              Linux (1), Netscreen (2); hardware and warranty                3
-------------------------------------------------------------------------------------------
Routers Etc                Cisco - hardware and warranty(3), All CSU's              At Left
-------------------------------------------------------------------------------------------
Switches                   Nortell Baystack (6), Cisco (1), Misc (6)                     13
-------------------------------------------------------------------------------------------
Backup Hardware Etc        Iomega backup drive, all media, backup veritas                 1
                           software and licenses
-------------------------------------------------------------------------------------------
All Software Licenses      Microsoft Server 2003 CAL's (50), Microsoft             At Left
                           Server 2000 (2), Microsoft Exchange Server (1)
                           and Exchange 2003 CAL's (125), Microsoft 2003
                           Server (2), All Inode CAL's and Server licenses
                           and training, Norton Anti-Virus server and CAL
                           licenses, All Microsoft OS Licenses, All
                           Microsoft Office Licenses, All Adobe and
                           Macromedia software & licenses, Quick Book
                           software and License
-------------------------------------------------------------------------------------------
APC power backups          All APC power backup hardware in Provo Location          At Left
-------------------------------------------------------------------------------------------
Web Software Products      WEMS  (webbuilder) and REEMS (real                       At Left
                           estate builder) web software code,
                           database structure and data
-------------------------------------------------------------------------------------------
Accounting Software        Quick books license and software                              1
-------------------------------------------------------------------------------------------
Laptop Computers           Dell (7), Sony (4), Toshiba (3), Compaq (2),                 19
                           Velocity (2), IBM (1), all data on computers
                           including software licenses, email data, files,
                           software
-------------------------------------------------------------------------------------------
Phone Systems Etc          Phone system (3), All handsets/phones,                   At Left
                           virtual observer server (1) and CAL (5),
                           Record now licenses (6), headsets/amplifiers
                           (185), Marketel Dialers (2)
-------------------------------------------------------------------------------------------
Furniture                  Sales Floor Cubicles (103), All                          At Left
                           Cubicles and furniture in Storage,
                           All EPMG desks and chairs in Provo
                           and Orem office, Provo and Orem
                           receptionist desks, All other misc
                           furniture
-------------------------------------------------------------------------------------------
Servers Etc                All server computers and warranties, server                   7
                           racks, files, domain structure & data, database
                           structure & data, Microsoft Server Licenses on
                           server
-------------------------------------------------------------------------------------------
All Printers,
 Fax Machines, Copiers     HP, Pitney Bowes, Brother                                At Left
-------------------------------------------------------------------------------------------


All domain
 names and content          pmgmentors.com, onlineachiever.com,                      At Left
                            infoachiever.com, pmgtech.com, ideaachiever.com,
                            unimachiever.com, vermotion.com, vermotion.net,
                            vermotion.info, vermotion.biz, vermotion.org,
                            souptech.com, pmgmentors.com emails & data not
                            jointly owned per the Settlement Agreement, site
                            content, Site designed by Media Rain, and logo
                            designed by RRO Design
--------------------------------------------------------------------------------------------
Misc. Inventory             All Product Library                                      At Left
                            inventory at Provo and Orem
                            Office, All Office supplies
                            at Provo and Orem Office,
                            4realestateleads.com codes
--------------------------------------------------------------------------------------------
Projectors                  Overhead projectors at Provo and Orem offices                 2
--------------------------------------------------------------------------------------------
Company Automobiles         Cameron's Range Rover, Lawson's Cadillac                 At Left
--------------------------------------------------------------------------------------------
Television Equipment        2 TV's, 1 Plasma display                                 At Left
--------------------------------------------------------------------------------------------
Cell Phones                 All cell phones purchased with Sprint and Sprint         At Left
                            agreement
--------------------------------------------------------------------------------------------


Inventory at ProStar shall be distributed to E&R as follows:
--------------------------------------------------------------------------------------------
E&R                         HammerTap (CD)
--------------------------------------------------------------------------------------------
E&R                         Tax Vantage (932A)
--------------------------------------------------------------------------------------------
E&R                         Real Estate Investing System
--------------------------------------------------------------------------------------------
E&R                         Internet Business System
--------------------------------------------------------------------------------------------
E&R                         Jay Abraham Inventory
--------------------------------------------------------------------------------------------
E&R                         Nightingale Conant Inventory
--------------------------------------------------------------------------------------------
E&R                         Robert G. Allen Inventory
--------------------------------------------------------------------------------------------
E&R                         Shaun Casey's Asset Protection System
--------------------------------------------------------------------------------------------


                                   EXHIBIT "C"

                                LICENSE AGREEMENT

      This LICENSE AGREEMENT (the "Agreement") is made and entered into by and between INNOVATIVE SOFTWARE TECHNOLOGIES, INC. ("IST"), a California corporation, ENERGY PROFESSIONAL MARKETING GROUP CORPORATION ("EPMG"), a Utah corporation, and ETHAN AND RANDY, LC ("E & R"), a limited liability company organized under the laws of the State of Utah, effective as of the Closing, as that term is defined in that certain Settlement Agreement dated July 2, 2004, between and among the parties hereto (the "Settlement Agreement"). IST and EPMG may be referred to collectively herein as the "EPMG Group". The EPMG Group and E & R may each hereafter be referred to as a "Party", and collectively as the "Parties".

                                    RECITALS

      WHEREAS, pursuant to the terms of the Settlement Agreement, the Parties have agreed as to the disposition of the Software, as defined below .

      WHEREAS, pursuant to such settlement, (i) E & R will own all rights in the Software, and (ii) EPMG will have a license to use the Software subject to the restrictions and limitations described herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1. Definitions. For purposes of this Agreement:

      (a) "Affiliate" means all entities controlled by, controlling or under common control with the party in question, where the term "control" (and, with correlative meaning, "controlled by" and "under control with") means the ownership of 50% or more of the voting securities of the party in question, or the right to elect the majority of the board of directors (or similar management group) by contract or otherwise.

            (b) "Cut-off Date" means January 1, 2004.

            (c) "Improvements" means all modifications, changes, additions, enhancements, alterations or upgrades to the Software after the Cut-off Date.

            (d) "Object Code" means the machine-readable form of the Software.

            (e) "Software" means the programming codes, in both Object Code and Source Code, for the "CMS" and "WebBuilder" computer programs used by the EPMG Group in their business operations and consisting of a database management module, a website builder module and a real estate module, as the same were in existence as of the Cut-off Date.

            (f) "Source Code" means the human-readable form of the Software.

      2. Software Transfers.

            (a) Transfer to E & R. Each of EPMG and IST hereby relinquishes, assigns and transfers to E & R all right, title and interest it holds in the Software.

            (b) License from E & R. Subject to the terms of this Agreement, E & R hereby grants to the EPMG and its Affiliates, a non-exclusive, irrevocable, perpetual, royalty-free, worldwide license in and to the Software (the "License"), subject to the following conditions and limitations:

                  (i) the License shall include the right (A) to utilize the website builder module of the Software for internal usage and also for usage by customers and clients of EPMG or its Affiliates who purchase websites through EPMG or its Affiliates, and (B) to sublicense the database management and the real estate modules of the Software to third parties.

                  (ii) Except as set forth in clause (i) above or pursuant to
Section 10 below, the License shall not be transferable by EPMG or its Affiliates, in whole or in part, through sale, assignment, pledge, lease or other disposition event.

            (c) Ownership and Use of Improvements. Each of EPMG and E & R shall own all of their own Improvements to the Software subsequent to the Cut-off Date. The rights of EPMG and its Affiliates to use or exploit EPMG's Improvements shall be subject to the same restrictions as apply to the License as described in Section 2(b) above.

            (d) Source Code. EPMG Group shall be entitled to retain possession of the Source Code for the database management and real estate modules of the Software. Concurrently with the execution of this Agreement, the EPMG Group shall deliver to E & R all copies of the Source Code in their possession or control relating to the website builder module of the Software. The EPMG group shall be entitled to retain one copy of the Object Code.

      3. Representations.

            (a) Each of IST, EPMG and E & R represents and warrants to the other parties that it has all requisite power and authority to enter into this Agreement and that this Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

            (b) The EPMG Group hereby represents and warrants to E & R, that they have made no assignment, transfer or other disposition of all or any portion of their interest in the Software to any party prior to the date hereof, or otherwise previously granted any rights in the Software to any third party that are inconsistent to the rights granted herein.

      4. Infringement. Each of the EPMG Group and E & R will inform the other promptly in writing of any alleged infringement of the Software by a third party and of any available evidence thereof. E & R shall have the first right, but not the obligation, to enforce any rights held by it in the Software against such infringement, at its own expense and by any means appropriate, including filing suit or by obtaining a settlement. Any recovery received by E & R pursuant to such suit or action shall be retained by E & R. If, within 90 days after having been notified of an alleged infringement, or any such shorter period if necessary to avoid materially prejudicing EPMG's rights with respect to any response to such alleged infringement, E & R has not brought, or no longer is diligently prosecuting, an infringement action against such infringement, and has not otherwise caused the infringement to cease (such as by settlement or grant of a sublicense), or if E & R notifies EPMG at any time prior thereto of its intention not to bring or continue suit against any alleged infringer, then (and only under such circumstances) EPMG will have the right, but will not be obligated, to prosecute at its own expense any action with respect to such infringement of the Software. If EPMG brings such an infringement action, E & R will have the right to participate in that action at its own expense; provided, however, that regardless of E & R's participation, no settlement, consent judgment or other voluntary final disposition of the suit or action may be entered into that negatively and materially affects E & R's use of the Software without E & R's prior written consent. Any recovery received by EPMG pursuant to such an action shall be used to reimburse EPMG and E & R (if it participates in the suit or action), pari passu, for their costs and expenses of the action, and the balance shall be retained 75% by EPMG and 25% by E & R. In any infringement suit or action, the other party not defending or bringing such suit or action will, at the request and expense of the party initiating or defending such suit or action, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

      5. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when delivered pursuant to the notice provisions set forth in paragraph 7.4 of the Settlement Agreement.

      6. Dispute Resolution. If the Closing has occurred and there is a controversy, claim or dispute (a "Dispute") under this Agreement, the Parties shall resolve the Dispute pursuant to the remedies provisions set forth in paragraph 7.5 of the Settlement Agreement.

      7. Further Assurances. Each Party will (i) furnish upon request by other Parties such further information, (ii) execute and deliver to each such Party other documents, and (iii) perform such other acts and things, all as the other Party or Parties hereto may reasonably request (and without delivery of additional consideration) for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      8. Waiver. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the another Party; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and
(iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      9. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes the complete and exclusive statement of the terms of the Agreement with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

      10. Assignments, Successors, and No Third-Party Rights. Except for a transfer to an Affiliate, neither party may assign any of its rights or obligations under this Agreement without the prior consent of each other Party, except that either party may assign this Agreement to a third party as a part of a sale or transfer of all or substantially all of its assets (whether through merger, sale of assets, stock purchase, or otherwise). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their permitted successors and assigns.

      11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      12. Construction. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

      13. Governing Law. This Agreement will be governed by the laws of the State of Utah, without regard to its conflicts of laws principles.

      14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first set forth above.

INNOVATIVE:                                E & R:

INNOVATIVE SOFTWARE TECHNOLOGIES, INC      ETHAN AND RANDY, LC

By:         _________________________      By:          _______________________
Name:       _________________________      Name:        _______________________
Title:      _________________________      Member::     _______________________


EPMG:

ENERGY PROFESSIONAL MARKETING GROUP CORPORATION

By:                       _____________________________
Name:                     _____________________________
Title:                    _____________________________

                                  EXHIBIT "F"
                           PRODUCT MARKETING AGREEMENT
                             PRIVATE MENTORING GROUP
                        PRODUCT/LEAD MARKETING AGREEMENT

      THIS AGREEMENT is made and entered into as of this 30TH day of JUNE, 2004, by and between and PRIVATE MENTORING GROUP, INC., a Utah corporation ("Private Mentoring Group, Inc."), with its principal place of business at 5072 North 300 West, Provo, Utah 84604 and ENERGY PROFESSIONAL MARKETING GROUP, INC AND INNOVATIVE SOFTWARE TECHNOLOGIES, INC (Collectively, "EPMG"), with its principal place of business at 204 NORTH WEST PLATT VALLEY DRIVE, KANSAS CITY, MO, 64150

                                    RECITALS

      WHEREAS, EPMG, INC, AND PRIVATE MENTORING GROUP are in the business of generating leads and/or marketing COACHING Products and Services and various products, (herein referred to as the "Services") by reference made apart hereof and

      WHEREAS, PRIVATE MENTORING GROUP, INC AND PRIVATE MENTORING GROUP are in the business of fulfilling COACHING services including but not limited to: REAL ESTATE, INTERNET, STOCK AND MARKETING coaching, merchant accounts, website building tools, BUSINESS marketing tools and services in the United States.

      WHEREAS, PRIVATE MENTORING GROUP, INC. desires to engage EPMG, INC. to market COACHING products and services, (herein referred to as "Products and Services") owned by or contracted through PRIVATE MENTORING GROUP.

      NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt of which is acknowledged by Private Mentoring Group, Inc., and therefore the Parties hereto agree to be bound and abide by the following terms and conditions:

                                 1. APPOINTMENT

A. Subject to the terms and conditions of this Agreement and the continuing performance by Private Mentoring Group, Inc. of its obligations hereunder, PRIVATE MENTORING GROUP, INC. grants to during the term of this Agreement, the non-exclusive right to database market through telemarketing and conference calls in the United States, all Services and related products of Private Mentoring Group, Inc. to leads provided by Private Mentoring Group.

B. has, or will obtain, and will maintain the knowledge, capital, facilities and personnel necessary to sell the Services in the Territory.

C. This Agreement is effective as of the date first written above and shall continue from year-to-year unless sooner terminated as provided in Article 7 herein.

D.    DECRIPTION OF PRODUCT OR LEAD

      COACHING PRODUCTS AND SERVICES,
      AND  ADDITION PRODUCTS AS DETERMINED TO BE USED BY BOTH PARTIES

E.    PRODUCT COST

      1. Individual product costs shall not exceed 10% for either Party incurring the cost. Individual product cost will be determined and authorized by both Parties prior to incurring the expense.

                         2. EPMG, INC. RESPONSIBILITIES

A. EPMG shall, at its expense, in good faith, use its best efforts and devote time as is necessary to promote, sell, and distribute and otherwise sell the Services in the Territory.

B. Except as expressly provided herein, EPMG shall conduct its business as an independent contractor of PRIVATE MENTORING GROUP, in such manner as it sees fit, using its own marketing plan.

C. EPMG shall not make any false or misleading representation with regard to Products and Services.

D. EPMG shall notify PRIVATE MENTORING GROUP, INC. promptly of any existing or possible litigation, which may be brought against EPMG regarding the Services provided to PRIVATE MENTORING GROUP or to any other customer or clients of Private Mentoring Group, Inc.

E. EPMG will, at its expense, comply with all applicable laws, ordinances, rules and regulations pertaining to the operation of its business.

F. EPMG shall be responsible for all costs of its doing business including, without limitation, all taxes, rent, utilities, withholding, postage, telephone, photocopying, salaries, travel, and all other direct and indirect overhead costs.

G.    EPMG shall Record sales verifications for compliance and maintain records.

I. EPMG shall submit a list of all products and services sold to Private Mentoring Groups Leads.

J. EPMG, INC. must obtain the approval of Private Mentoring Group, Inc. on marketing sales material including; email copy and layout, direct mail campaign copy and layout, and telephone scripts. Approvals may not be withheld unreasonably.

K. EPMG INC. shall use reasonable commercial efforts, at its cost, to timely fill and ship customer orders of product provided by Private Mentoring Group, to resolve customer questions and complaints relating to its product and to defend lawsuits and other claims from customers concerning product solely or exclusively sold by Private Mentoring Group satisfaction concerning same.

L. EPMG, Inc.. shall be responsible for all support related to product as outlined in Section 1-D. In the event that support provided does not meet the terms of this agreement it is agreed that and Private Mentoring Group, Inc. reserve the right to terminate this agreement.

              3. RESPONSIBILITIES OF PRIVATE MENTORING GROUP, INC.

A. As mutually agreed on a case by case basis, Private Mentoring Group, Inc. will provide such promotional, sales and technical information, literature and brochures, catalog sheets, price lists, order forms and other information and sales aids from Private Mentoring Group, Inc. for products and services as may be available for use by .

B. PRIVATE MENTORING GROUP, INC. shall be responsible for all costs of its doing business including, without limitation, all taxes, rent, utilities, withholding, postage, telephone, photocopying, salaries, travel, and all other direct and indirect overhead costs.

C. PRIVATE MENTORING GROUP, INC. shall use reasonable commercial efforts, at its cost, to timely fill and ship customer orders of product provided by Private Mentoring Group, to resolve customer questions and complaints relating to its product and to defend lawsuits and other claims from customers concerning product solely or exclusively sold by and satisfaction concerning same.

D. PRIVATE MENTORING GROUP, INC. shall be responsible for all support related to product as outlined in Section 1-D. In the event that support provided does not meet the terms of this agreement it is agreed that and Private Mentoring Group, Inc. reserve the right to terminate this agreement.

F. PRIVATE MENTORING GROUP, INC. agrees to furnish EPMG with information concerning new, related, modified or changed Services. The Parties agree that EPMG will have the right to sell only such Services as agreed to in advance by Private Mentoring Group, Inc. and EPMG.

                          4. COMPENSATION AND PAYMENTS

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the Parties hereto and for other good and valuable consideration, it is agreed as follows:

A. PRIVATE MENTORING GROUP, INC. currently has certain rights, sales copy and agreements with their own proprietary products and copy and with various other companies. These contracts with PRIVATE MENTORING GROUP, INC. will generate leads, which then can be used by EPMG to market additional products and services.

B. PRIVATE MENTORING GROUP, INC. and EPMG will share proceeds from Net Sales in a 40%-60% split. Net Sales are defined as Gross Sales less Refunds/Cancellations and allowed allocations as specified below.

ALLOCATION              CODE   DESCRIPTION                            Percentage
----------              -----  -----------                            ----------

Refund Reserve Account   RRA   Set aside from all Gross Sales and         10
                               reserved by PMG relative to the
                               revenue share model indicated
                               in this agreement

Merchant Account &       MAP   Set aside from all Gross Sales
                               and paid to Party providing
                               processing services                         6
Processing
Product Cost              PC   Set aside from all Gross Sales             10
                               and paid to Party incurring the
                               expense and/or providing product

      Each item/component contained in the Program (i.e. home study course, coaching service, training camp, etc.) will be figured separately within each sales package, and product cost allocations calculated on each component sold and paid to the party who owns the product.

C. All leads provided by PRIVATE MENTORING GROUP, INC. to EPMG that purchase Program through EPMG shall become joint property of both parties, Inc. at the point of sale.

D. EPMG. will remit to Private Mentoring Group each Friday a settlement for sales made during the previous week.

E. EPMG, Inc. will remit to Private Mentoring Group each Friday a settlement for sales made during the previous week.

                        5. MERCHANT ACCOUNTS AND REFUNDS

EPMG will utilize their Merchant Accounts when booking sales made by their Sales Staff under this agreement.

From the percentage of Gross Sales a reserve will be set aside in a "Refund Reserve Account" from all sales closed within the confines of this agreement during its Term. The Refund Reserve Account will be a six month rolling reserve. Whereas the retainer of the first months reserve will be paid out on the Seventh month, and any successive month will be paid six months after

Actual refunds processed will be deducted from Gross Sales as each payment is calculated from period to period, and such refund expense will be shared as stated above in Recital 4.B, between Private Mentoring Group, Inc. and .

At the end of the Term of this agreement, refund reserve accounts, related policies, calculations and audit processes will be reviewed by the financial officers of Private Mentoring Group, Inc. and , and an ongoing policy for the maintenance of refund reserve accounts will be determined as agreed between the Parties.

                             6. RIGHT OF TERMINATION

In addition to the other rights of termination, they may have at law or equity or as contained in this Agreement, either Party may terminate this Agreement, at any time for any reason, with or without cause upon 30 days prior written notice to the other.

                             7. RIGHT OF TERMINATION

In addition to the other rights of termination, set forth herein, either Party may terminate this Agreement, at any time for any reason, with or without cause upon 30 days prior written notice to the other.

                  8. OBLIGATIONS UPON TERMINATION OR EXPIRATION

A.    Upon expiration or termination of this Agreement, EPMG shall:

      (1)   Cease selling the Services;

      (2) Immediately cease and desist from using or displaying any forms of advertising indicative of the Services.

                               9. INDEMNIFICATION

PRIVATE MENTORING GROUP, INC. shall protect, indemnify and save harmless the EPMG from and against any and all claims, costs, losses, damages, liabilities, obligations and legal fees incurred by or its officers and directors arising from or resulting from any act, including an alleged or actual violation or any state or federal regulatory actions or inquiries, a neglect or omission of Private Mentoring Group, Inc., its servants, distributors, employees, agents or guests, and as a result of an breach by EPMG of this agreement as set forth. This indemnification will equally apply to Private Mentoring Group, Inc. and .

Private Mentoring Group, Inc reserves the right to retain whatever funds due to EPMG under this Agreement until such suit(s), action(s) or claim(s) for injuries or damages are settled, and satisfactory evidence to that effect is provided to Private Mentoring Group, Inc.

                                   10. NOTICES

All notices permitted or required under this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated (i) by overnight courier upon written verification of receipt, (ii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iii) by certified registered mail, return receipt requested, five (5) days after deposit in the mail postage prepaid addressed as follows:

   To EPMG, Inc.:                Energy Professional Marketing Group, Inc.
                                 204 Northwest Platt Valley Drive
                                 Kansas City, MO, 64150

   To PMG, Inc.:                 Private Mentoring Group, Inc.
                                 5072 N. 300 W.
                                 Provo UT, 84003


                                11. MISCELLANEOUS

A. Independent Contractors. The Parties hereto are independent contractors and nothing contained in this Agreement shall be construed to create the relationship of partners, Private Mentoring Group, Inc. acknowledges that it does not have, and shall not make any representations to any third Party, either directly or indirectly, that Private Mentoring Group, Inc. has any authority to obligate or legally bind in any way whatsoever except as expressly provided herein.

B. Severability. To the extent that any of the provisions set forth herein, or any word, phrase, clause or sentence thereof, shall be found to be unenforceable for any reason, such provision, word, clause, phrase, or sentence shall be modified or deleted so as to make it as modified, legal and unenforceable under applicable laws, and the remainder of the Agreement shall not be affected thereby, the balance being construed as severable and independent.

C. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah. Each Party irrevocable accepts and submits to the jurisdiction and venue of such courts.

D. Representations and Warranties of. Private Mentoring Group, Inc. hereby makes the following representations and warranties to , which representations and warranties shall survive the termination of this Agreement.

      (e) Private Mentoring Group, Inc. has the power and authority to enter into this Agreement and to perform it's obligating hereunder.

      (f) (i) Private Mentoring Group, Inc. is duly qualified to provide the services set forth herein, (ii) Private Mentoring Group, Inc. has received no notice that it is subject to any claims alleging violations of any applicable laws; (iii) there are no actions or claims against Private Mentoring Group, Inc. being currently prosecuted; (iv) Private Mentoring Group, Inc. has received no notice that Private Mentoring Group, Inc. fails to comply with any applicable governmental regulations (v) all Private Mentoring Group, Inc.'s services to be provided pursuant to this Agreement are in compliance with all applicable federal, state or local laws, rules and standards.

      (g) No fact or condition exists which would prevent or result in the inability of Private Mentoring Group, Inc. to perform the services agreed to herein.

E. Default. An Event of Default hereunder shall occur if any representation or warranty made by Private Mentoring Group, Inc. proves untrue in any material respect as of the date made and throughout the term of this Agreement. Upon the occurrence of a breach of this agreement, may, in its discretion, elect to terminate this Agreement upon five (5) days written notice to Private Mentoring Group, Inc., and may exercise all its legal rights available to seek and collect damages as a result of breach of any representations or warranties.

F. Waiver. The failure of either Party to enforce, at anytime or for any period of time, any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such Party thereafter to enforce such provision.

G. Amendment. This Agreement may be amended only by a written instrument signed by duly authorized representatives of each of the Parties.

H. Headings - References. The headings of the Paragraphs hereof are for convenience of reference only and do not constitute a part hereof. References to Exhibits herein shall refer to the Exhibits attached hereto if any, and by this reference made a part hereof.

I. Entire Agreement. This Agreement, contains the entire Agreement and only understanding between the Parties with respect to the subject matter hereof and supersedes all previous negotiations of the Parties in connection with the subject matter covered herein, whether oral or written, and any warranty, representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either Party.

J. Binding. This Agreement shall be binding upon the Parties and their heirs, executors, assigns and administrators, and shall insure to the benefit of each Party, its successors and assigns.

K. Force Majure. Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosion, acts of God, war, labor conditions, earthquakes or any other cause, which is beyond reasonable control of such Party.

L. Costs and Attorney's Fees. If or Private Mentoring Group, Inc. is required to enforce this Agreement in a judicial proceeding, the Party prevailing in such proceeding shall be entitled to recover its costs and expenses, including reasonable accounting and legal fees from the other Party.

M. Confidentiality. All information at anytime delivered between the Parties hereto regarding their respective business plans, marketing practices and policies, employees at seminar and workshop events, and all other related and similar information not known to the general public, is and shall be deemed confidential information, knowledge, data or know-how of the other respective Party, or any information which is confidential or may be a trade secret. Any information furnished between the Parties and labeled as "confidential" shall be confidential information and shall be kept confidential by the receiving Party.

N. Non-Disclosure. Both Parties agree not to disclose the Confidential Information to any third Parties or to any employees who do not have a need to know the Confidential Information. Both Parties agree that they will only disclose Confidential Information to employees who have signed a confidentiality agreement containing provisions similar to this agreement.

O. Modification, Amendment, Waiver. No modification, amendment or waiver of this Agreement shall be effective unless approved in writing by both Parties hereto.

P. Counterparts. This Agreement may be executed simultaneously in two or more counterparts any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

                          12. DISPUTES AND ARBITRATION.

A. The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for actions to seek temporary restraining orders or injunctions related to the purposes of this Agreement, or suit to compel compliance with the dispute resolution provision, the Parties agree to use the following alternative dispute procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

B. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that non-lawyer, business representatives, conduct these negotiations. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement between the Parties, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and concurrence of both Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration of a lawsuit.

C. If the negotiations do not resolve the dispute within sixty (60) days after the initial written request, a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association shall submit the disputes to binding arbitration. A Party may demand such arbitration in accordance with procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this paragraph. Each Party may submit in writing to a Party, and that Party shall respond, to a maximum of any combination of thirty-five (35) (none of which may have subplots) of the following: interrogatories, demands to produce document, and requests for admission. Each Party is also entitled to tae the oral deposition of one individual of the other Party. Additional discovery may be permitted upon mutual agreement of the Parties.

D. The Parties shall contract with the arbitrator to commence the arbitration hearing within sixty (60) Days of the demand for arbitration. The arbitration shall be held in Provo, Utah. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The Parties shall require the arbitrator to rule on the dispute by issuing a written opinion within thirty (30) days after the close of the hearings. The times specified in this paragraph may be extended upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

E. Each Party shall bear its own cost of these procedures. A Party-seeking discovery shall reimburse to the responding Party the costs of production of documents (to include search time and reproduction costs). The Parties shall equally split the fees of the mediation and the arbitration.

      IN WITNESS WHEREOF, ENERGY PROFESSIONAL MARKETING GROUP, INC. and Private Mentoring Group, Inc., have respectively entered into this Agreement as of the day and year first above written.


PRIVATE MENTORING GROUP, INC.

By ____________________
Its ____________________

5072 North 300 West
Provo, Utah 84604

EPMG, INC.
By ____________________
Its ____________________

204 Northwest Platt Valley Drive
Kansas City, MO 64150

                                  EXHIBIT "G"
                             PRIVATE MENTORING GROUP
                        PRODUCT/LEAD MARKETING AGREEMENT

      THIS AGREEMENT is made and entered into as of this 30TH day of JUNE, 2004, by and between and PRIVATE MENTORING GROUP, INC., a Utah corporation ("EPMG-IST."), with its principal place of business at 5072 North 300 West, Provo, Utah 84604 and ENERGY PROFESSIONAL MARKETING GROUP, INC AND INNOVATIVE SOFTWARE TECHNOLOGIES, INC (Collectively, "EPMG-IST"), with its principal place of business at 204 NORTH WEST PLATT VALLEY DRIVE, KANSAS City, MO, 64150

                                    RECITALS

      WHEREAS, PRIVATE MENTORING GROUP, INC, INC, AND EPMG-IST are in the business of generating leads and/or marketing COACHING Products and Services and various products, (herein referred to as the "Services") by reference made apart hereof and

      WHEREAS, EPMG-IST AND PRIVATE MENTORING GROUP are in the business of fulfilling COACHING services including but not limited to: REAL ESTATE, INTERNET, STOCK AND MARKETING coaching, merchant accounts, website building tools, BUSINESS marketing tools and services in the United States.

      WHEREAS, EPMG-IST. desires to engage PRIVATE MENTORING GROUP, INC to market COACHING products and services, (herein referred to as "Products and Services") owned by or contracted through EPMG-IST.

      NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt of which is acknowledged by EPMG-IST, and therefore the Parties hereto agree to be bound and abide by the following terms and conditions:

                                 1. APPOINTMENT

A. Subject to the terms and conditions of this Agreement and the continuing performance by EPMG-IST. of its obligations hereunder, EPMG-IST. grants to during the term of this Agreement, the non-exclusive right to database market through telemarketing and conference calls in the United States, all Services and related products of EPMG-IST. to leads provided by Private Mentoring Group.

B. has, or will obtain, and will maintain the knowledge, capital, facilities and personnel necessary to sell the Services in the Territory.

C. This Agreement is effective as of the date first written above and shall continue from year-to-year unless sooner terminated as provided in Article 7 herein.

D.    DECRIPTION OF PRODUCT OR LEAD

      COACHING PRODUCTS AND SERVICES,
      AND  ADDITION PRODUCTS AS DETERMINED TO BE USED BY BOTH PARTIES

E.    PRODUCT COST

      1. Individual product costs shall not exceed 10% for either Party incurring the cost. Individual product cost will be determined and authorized by both Parties prior to incurring the expense.

                2. PRIVATE MENTORING GROUP, INC. RESPONSIBILITIES

A. PRIVATE MENTORING GROUP shall, at its expense, in good faith, use its best efforts and devote time as is necessary to promote, sell, and distribute and otherwise sell the Services in the Territory.

B. Except as expressly provided herein, PRIVATE MENTORING GROUP shall conduct its business as an independent contractor of PRIVATE MENTORING GROUP, in such manner as it sees fit, using its own marketing plan.

C. PRIVATE MENTORING GROUP shall not make any false or misleading representation with regard to Products and Services.

D. PRIVATE MENTORING GROUP shall notify EPMG-IST. promptly of any existing or possible litigation, which may be brought against PRIVATE MENTORING GROUP regarding the Services provided to PRIVATE MENTORING GROUP or to any other customer or clients of EPMG-IST.

E. PRIVATE MENTORING GROUP will, at its expense, comply with all applicable laws, ordinances, rules and regulations pertaining to the operation of its business.

F. PRIVATE MENTORING GROUP shall be responsible for all costs of its doing business including, without limitation, all taxes, rent, utilities, withholding, postage, telephone, photocopying, salaries, travel, and all other direct and indirect overhead costs.

G. PRIVATE MENTORING GROUP shall Record sales verifications for compliance and maintain records.

I. PRIVATE MENTORING GROUP shall submit a list of all products and services sold to Private Mentoring Groups Leads.

J. PRIVATE MENTORING GROUP must obtain the approval of EPMG-IST. on marketing sales material including; email copy and layout, direct mail campaign copy and layout, and telephone scripts. Approvals may not be withheld unreasonably.

K. Private Mentoring Group shall use reasonable commercial efforts, at its cost, to timely fill and ship customer orders of product provided by Private Mentoring Group, to resolve customer questions and complaints relating to its product and to defend lawsuits and other claims from customers concerning product solely or exclusively sold by Private Mentoring Group satisfaction concerning same.

L. PRIVATE MENTORING GROUP, Inc.. shall be responsible for all support related to product as outlined in Section 1-D. In the event that support provided does not meet the terms of this agreement it is agreed that and EPMG-IST. reserve the right to terminate this agreement.

                        3. RESPONSIBILITIES OF EPMG-IST.

A. As mutually agreed on a case by case basis, EPMG-IST. will provide such promotional, sales and technical information, literature and brochures, catalog sheets, price lists, order forms and other information and sales aids from EPMG-IST. for products and services as may be available for use by.

B. EPMG-IST. shall be responsible for all costs of its doing business including, without limitation, all taxes, rent, utilities, withholding, postage, telephone, photocopying, salaries, travel, and all other direct and indirect overhead costs.

C. EPMG-IST. shall use reasonable commercial efforts, at its cost, to timely fill and ship customer orders of product provided by Private Mentoring Group, to resolve customer questions and complaints relating to its product and to defend lawsuits and other claims from customers concerning product solely or exclusively sold by and satisfaction concerning same.

D. EPMG-IST. shall be responsible for all support related to product as outlined in Section 1-D. In the event that support provided does not meet the terms of this agreement it is agreed that and EPMG-IST. reserve the right to terminate this agreement.

F. EPMG-IST. agrees to furnish PRIVATE MENTORING GROUP with information concerning new, related, modified or changed Services. The Parties agree that PRIVATE MENTORING GROUP will have the right to sell only such Services as agreed to in advance by EPMG-IST. and PRIVATE MENTORING GROUP.

                          4. COMPENSATION AND PAYMENTS

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the Parties hereto and for other good and valuable consideration, it is agreed as follows:

A. EPMG-IST. currently has certain rights, sales copy and agreements with their own proprietary products and copy and with various other companies. These contracts with EPMG-IST. will generate leads, which then can be used by PRIVATE MENTORING GROUP to market additional products and services.

B. EPMG-IST. and PRIVATE MENTORING GROUP will share proceeds from Net Sales in a 40%-60% split. Net Sales are defined as Gross Sales less Refunds/Cancellations and allowed allocations as specified below.

ALLOCATION               CODE    DESCRIPTION                          Percentage
----------               ----    -----------                          ----------

Refund Reserve Account    RRA    Set aside from all Gross Sales and       10
                                 reserved by PMG relative to the
                                 revenue share model indicated in
                                 this agreement

Merchant Account &        MAP    Set aside from all Gross Sales and        6
                                 paid to Party providing processing
Processing                       services

Product Cost               PC    Set aside from all Gross Sales and       10
                                 paid to Party incurring the expense
                                 and/or providing product

      Each item/component contained in the Program (i.e. home study course, coaching service, training camp, etc.) will be figured separately within each sales package, and product cost allocations calculated on each component sold and paid to the party who owns the product.

C. All leads provided by EPMG-IST to PRIVATE MENTORING GROUP that purchase Program through shall become joint property of both parties, Inc. at the point of sale.

D. PRIVATE MENTORING GROUP. will remit to Private Mentoring Group each Friday a settlement for sales made during the previous week.

E. PRIVATE MENTORING GROUP, Inc. will remit to Private Mentoring Group each Friday a settlement for sales made during the previous week.

                        5. MERCHANT ACCOUNTS AND REFUNDS

PRIVATE MENTORING GROUP will utilize their Merchant Accounts when booking sales made by their Sales Staff under this agreement.

From the percentage of Gross Sales a reserve will be set aside in a "Refund Reserve Account" from all sales closed within the confines of this agreement during its Term. The Refund Reserve Account will be a six month rolling reserve. Whereas the retainer of the first months reserve will be paid out on the Seventh month, and any successive month will be paid six months after

Actual refunds processed will be deducted from Gross Sales as each payment is calculated from period to period, and such refund expense will be shared as stated above in Recital 4.B, between EPMG-IST. and .

At the end of the Term of this agreement, refund reserve accounts, related policies, calculations and audit processes will be reviewed by the financial officers of EPMG-IST. and , and an ongoing policy for the maintenance of refund reserve accounts will be determined as agreed between the Parties.

                             6. RIGHT OF TERMINATION

In addition to the other rights of termination, they may have at law or equity or as contained in this Agreement, either Party may terminate this Agreement, at any time for any reason, with or without cause upon 30 days prior written notice to the other.

                             7. RIGHT OF TERMINATION

In addition to the other rights of termination, set forth herein, either Party may terminate this Agreement, at any time for any reason, with or without cause upon 30 days prior written notice to the other.

                  8. OBLIGATIONS UPON TERMINATION OR EXPIRATION

A. Upon expiration or termination of this Agreement, PRIVATE MENTORING GROUP shall:

      (1)   Cease selling the Services;

      (2) Immediately cease and desist from using or displaying any forms of advertising indicative of the Services.

                               9. INDEMNIFICATION

EPMG-IST. shall protect, indemnify and save harmless the PRIVATE MENTORING GROUP from and against any and all claims, costs, losses, damages, liabilities, obligations and legal fees incurred by or its officers and directors arising from or resulting from any act, including an alleged or actual violation or any state or federal regulatory actions or inquiries, a neglect or omission of EPMG-IST., its servants, distributors, employees, agents or guests, and as a result of an breach by PRIVATE MENTORING GROUP of this agreement as set forth. This indemnification will equally apply to EPMG-IST. and .

EPMG-IST reserves the right to retain whatever funds due to PRIVATE MENTORING GROUP under this Agreement until such suit(s), action(s) or claim(s) for injuries or damages are settled, and satisfactory evidence to that effect is provided to EPMG-IST.

                                   10. NOTICES

All notices permitted or required under this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated (i) by overnight courier upon written verification of receipt, (ii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iii) by certified registered mail, return receipt requested, five (5) days after deposit in the mail postage prepaid addressed as follows:

   To EPMG, Inc.:                Energy Professional Marketing Group, Inc.
                                 204 Northwest Platt Valley Drive
                                 Kansas City, MO, 64150


   To Private Mentoring:         Private Mentoring Group, Inc.
                                 5072 N. 300 W.
                                 Provo UT, 84003

                                11. MISCELLANEOUS

A. Independent Contractors. The Parties hereto are independent contractors and nothing contained in this Agreement shall be construed to create the relationship of partners, EPMG-IST. acknowledges that it does not have, and shall not make any representations to any third Party, either directly or indirectly, that EPMG-IST. has any authority to obligate or legally bind in any way whatsoever except as expressly provided herein.

B. Severability. To the extent that any of the provisions set forth herein, or any word, phrase, clause or sentence thereof, shall be found to be unenforceable for any reason, such provision, word, clause, phrase, or sentence shall be modified or deleted so as to make it as modified, legal and unenforceable under applicable laws, and the remainder of the Agreement shall not be affected thereby, the balance being construed as severable and independent.

C. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah. Each Party irrevocable accepts and submits to the jurisdiction and venue of such courts.

D. Representations and Warranties of. EPMG-IST. hereby makes the following representations and warranties to , which representations and warranties shall survive the termination of this Agreement.

      (e) EPMG-IST. has the power and authority to enter into this Agreement and to perform it's obligating hereunder.

      (f) (i) EPMG-IST. is duly qualified to provide the services set forth herein, (ii) EPMG-IST. has received no notice that it is subject to any claims alleging violations of any applicable laws; (iii) there are no actions or claims against EPMG-IST. being currently prosecuted; (iv) EPMG-IST. has received no notice that EPMG-IST. fails to comply with any applicable governmental regulations (v) all PRIVATE MENTORING GROUP-IST.'s services to be provided pursuant to this Agreement are in compliance with all applicable federal, state or local laws, rules and standards.

      (g) No fact or condition exists which would prevent or result in the inability of EPMG-IST. to perform the services agreed to herein.

E. Default. An Event of Default hereunder shall occur if any representation or warranty made by EPMG-IST. proves untrue in any material respect as of the date made and throughout the term of this Agreement. Upon the occurrence of a breach of this agreement, may, in its discretion, elect to terminate this Agreement upon five (5) days written notice to EPMG-IST., and may exercise all its legal rights available to seek and collect damages as a result of breach of any representations or warranties.

F. Waiver. The failure of either Party to enforce, at anytime or for any period of time, any provision of this Agreement shall not be construed to be a waiver of such provision or the right of such Party thereafter to enforce such provision.

G. Amendment. This Agreement may be amended only by a written instrument signed by duly authorized representatives of each of the Parties.

H. Headings - References. The headings of the Paragraphs hereof are for convenience of reference only and do not constitute a part hereof. References to Exhibits herein shall refer to the Exhibits attached hereto if any, and by this reference made a part hereof.

I. Entire Agreement. This Agreement, contains the entire Agreement and only understanding between the Parties with respect to the subject matter hereof and supersedes all previous negotiations of the Parties in connection with the subject matter covered herein, whether oral or written, and any warranty, representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either Party.

J. Binding. This Agreement shall be binding upon the Parties and their heirs, executors, assigns and administrators, and shall insure to the benefit of each Party, its successors and assigns.

K. Force Majure. Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosion, acts of God, war, labor conditions, earthquakes or any other cause, which is beyond reasonable control of such Party.

L. Costs and Attorney's Fees. If or EPMG-IST. is required to enforce this Agreement in a judicial proceeding, the Party prevailing in such proceeding shall be entitled to recover its costs and expenses, including reasonable accounting and legal fees from the other Party.

M. Confidentiality. All information at anytime delivered between the Parties hereto regarding their respective business plans, marketing practices and policies, employees at seminar and workshop events, and all other related and similar information not known to the general public, is and shall be deemed confidential information, knowledge, data or know-how of the other respective Party, or any information which is confidential or may be a trade secret. Any information furnished between the Parties and labeled as "confidential" shall be confidential information and shall be kept confidential by the receiving Party.

N. Non-Disclosure. Both Parties agree not to disclose the Confidential Information to any third Parties or to any employees who do not have a need to know the Confidential Information. Both Parties agree that they will only disclose Confidential Information to employees who have signed a confidentiality agreement containing provisions similar to this agreement.

O. Modification, Amendment, Waiver. No modification, amendment or waiver of this Agreement shall be effective unless approved in writing by both Parties hereto.

P. Counterparts. This Agreement may be executed simultaneously in two or more counterparts any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

                          12. DISPUTES AND ARBITRATION.

A. The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for actions to seek temporary restraining orders or injunctions related to the purposes of this Agreement, or suit to compel compliance with the dispute resolution provision, the Parties agree to use the following alternative dispute procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

B. At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that non-lawyer, business representatives, conduct these negotiations. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement between the Parties, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and concurrence of both Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration of a lawsuit.

C. If the negotiations do not resolve the dispute within sixty (60) days after the initial written request, a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association shall submit the disputes to binding arbitration. A Party may demand such arbitration in accordance with procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this paragraph. Each Party may submit in writing to a Party, and that Party shall respond, to a maximum of any combination of thirty-five (35) (none of which may have subplots) of the following: interrogatories, demands to produce document, and requests for admission. Each Party is also entitled to tae the oral deposition of one individual of the other Party. Additional discovery may be permitted upon mutual agreement of the Parties.

D. The Parties shall contract with the arbitrator to commence the arbitration hearing within sixty (60) Days of the demand for arbitration. The arbitration shall be held in Provo, Utah. The arbitrator shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The Parties shall require the arbitrator to rule on the dispute by issuing a written opinion within thirty (30) days after the close of the hearings. The times specified in this paragraph may be extended upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

E. Each Party shall bear its own cost of these procedures. A Party-seeking discovery shall reimburse to the responding Party the costs of production of documents (to include search time and reproduction costs). The Parties shall equally split the fees of the mediation and the arbitration.

      IN WITNESS WHEREOF, PRIVATE MENTOR GROUP, INC. and EPMG-IST, have respectively entered into this Agreement as of the day and year first above written.


PRIVATE MENTOR GROUP, INC.

By ____________________
Its ___________________

5072 North 300 West
Provo, Utah 84604

ENERGY PROFESSIONAL MARKETING GROUP, INC.
By ____________________
Its ___________________

204 Northwest Platt Valley Drive
Kansas City, MO 64150

                                    EXHIBIT H

                                RELEASE AGREEMENT

      THIS RELEASE AGREEMENT ("Agreement") is entered into as of the 2nd day of July, 2004, by and among INNOVATIVE SOFTWARE TECHNOLOGIES, INC. ("IST"), a California corporation, ETHAN AND RANDY, LC, a Utah limited liability company, JAMES R. GARN ("Garn") and ETHAN A. WILLIS ("Willis") with reference to the following:

      WHEREAS, IST purchased ENERGY PROFESSIONAL MARKETING GROUP CORPORATION ("EPMG"), a Utah corporation, from Garn and Willis, effective December 31, 2001;

      WHEREAS, disputes have arisen between and among the parties hereto relating to the purchase of EPMG and other matters, and the parties desire to resolve their disputes by entering in to this agreement (the "Agreement"); and

      WHEREAS, IST and the "Ethan and Randy, LC Parties" (comprised of Garn, Willis, EPMG and Ethan and Randy, LC) have entered into an agreement of even date herewith that settles and resolves such disputes (the "Settlement Agreement"); and

      WHEREAS, the Settlement Agreement requires that such parties exchange mutual releases;

      NOW, THEREFORE, in consideration of the promises made herein (including the release of claims), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Mutual Release. IST (on its behalf and on behalf of all parties claiming by or through it) hereby releases and discharges the Ethan and Randy, LC Parties, and the Ethan and Randy, LC Parties (on their behalf and on behalf of all parties claiming by or through them) hereby release and discharge IST, in each case together with each such released party's officers, members, directors, affiliates, employees, agents, accountants, shareholders, principals, successors, attorneys, heirs and assigns, as appropriate, of and from any all liabilities, debts, sums, claims, counterclaims, actions, causes of action, demands, damages, rights, suits, disputes and controversies of any kind whatsoever, whether contingent, accrued, known or unknown, arising from or relating in any way to the purchase, ownership and operation of EPMG and of IST. Each releasing party intends that the releases set forth in this paragraph be interpreted as broadly as possible, so as to include all actions of, whatever nature, whether direct or indirect, both past and present, and whether or not known, suspected or claimed. Notwithstanding the generality of the foregoing, the releases set forth in this paragraph shall not include (i) any rights accruing to a releasing party under the terms of this Agreement, (ii) any rights accruing to a releasing party under the terms of the Settlement Agreement and related agreements executed by the parties hereto in connection with and as contemplated by the terms of the Settlement Agreement other than this Agreement,
(iii) any rights arising among or between the parties after the date hereof with respect to any matter, or (iv) any rights which, as a matter of law, cannot be released or waived by a releasing party.

      2. Representations and Warranties. Each of IST and the Randy and Ethan, LC Parties hereby represents and warrants to the other parties hereto, with the understanding that the other parties are entering into this Agreement in reliance upon such representations and warranties, as follows:

            (a) He or it has not previously assigned or transferred, or attempted to assign or transfer, to any third party any of the claims he or it purports to waive and release herein;

            (b) This Agreement is his or its valid and binding obligation which is enforceable against him or it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting creditor's rights generally and by general principles of equity; and

            (c) He or it has full power and authority to enter into this Agreement and to carry out the transactions contemplated by it and, in the case of a party which is an entity, it has received all appropriate corporate (including shareholder, if applicable) authorizations and approvals to enter into, deliver and perform this Agreement.

      3. Condition to Effectiveness of Agreement. The obligations and rights of the parties hereunder shall be subject to, and conditioned upon, the closing of the transaction contemplated by the Settlement Agreement.

      4. Waiver and Remedies. No failure on the part of any party to exercise, and no delay in exercising a right, remedy, power or privilege hereunder, shall operate as a waiver hereof, except to the extent specifically provided for herein, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of any other right, remedy or power, and no such waiver shall be valid unless it is in writing signed by the party to be bound or charged.

      5. Notices. Any notice required or prevented under this Agreement shall be in writing and shall be sufficient if delivered personally or by reputable courier (such as UPS or Federal Express) with receipt returned, or mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the appropriate recipient as set forth in the signature lines below, or such other address as the recipient shall designate by written notice, as provided herein, from time to time. Any notice which is delivered personally or by courier shall be deemed effective on the date of delivery (or refusal to accept delivery). Any notice which is mailed shall be deemed delivered on the third business day after mailing.

      6. Governing Law. The general rights and obligations of the parties pursuant to this Agreement shall be governed by and construed in accordance with the substantive laws of the state of Utah, without application of its conflict of laws rules.

      7. Mutual Release Agreement. This Agreement (and the documents referred to herein) constitute the entire agreement between and among the parties pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties in connection with the transactions contemplated thereby. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties.

      8. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original instrument and all of which shall together be considered one and the same agreement. Delivery and receipt of executed pages by facsimile transmission shall constitute effective and binding execution and delivery of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INNOVATIVE SOFTWARE TECHNOLOGIES, INC., a California corporation

By:         _______________________________
            _______________________________
Name:       _______________________________
Title:      _______________________________
            204 NW Platte Valley Drive, Riverside, MO
            64150

ETHAN AND RANDY, LC, a Utah limited liability company

By:         _______________________________
            _______________________________
Name:       _______________________________
Title:      Manager
            5072 North 300 West
            Provo, UT  84604

            _______________________________
            James R. Garn
            5072 North 300 West
            Provo, UT  84604

            _______________________________
            Ethan A. Willis
            5072 North 300 West
            Provo, UT  84604

                                    EXHIBIT I

                          EXCEPTIONS TO REPRES ENTATION

      Between January 1, 2004 and the date hereof, the parties and their associates and counsel have exchanged threatening letters and verbal threats. The parties have also contacted several banks and their correspondents with whom the Company and IST may have had business relationships.

                                   EXHIBIT "J"

1.    Lease for Corporate Office which is described as follows:
      a. Building Located at 5072 North 300 West Provo, UT 84604, North 1/2 of said building, its specific area as well as common areas and core factor.
      b. Building Located at 5072 North 300 West Provo, UT 84604, Main Floor Northeast, Approximately 2/3 of said NE Main Floor, approximately 5357 square foot, its specific area as well as common areas and core factor.
      c. Building Located at 5072 North 300 West Provo, UT 84604, space located just East of the West Conference Room and is approximately 700 +/- Square Feet, includeing core factor as well as common area, West Conference Room on the Main Floor. The aforementioned West Conference Room and the Main Floor Training Rooms are on an "upon availability basis" be scheduled with the Building's Receptionist.
2. Lease for Coaching Office which is a Class A office building in the ParkView Plaza office complex, with an address of 625 South State Street, Orem, UT 84058. Lease includes a portion of the main floor of the office building (approximately 5,000 square feet comprising not including common areas).
3.    Key Bank Equipment Lease Account Number KP0021916
4.    Key Bank Phone System Lease Account Number KP00024195
5.    Citicorp Pitney Bowes Copier/Printer Lease, Citicorp account number
      3405830